Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-171934) pertaining to the Limoneira Company 2010 Omnibus Incentive Plan, and
(2)Registration Statement (Form S-8 No. 333-263794) pertaining to the Limoneira Company 2022 Omnibus Incentive Plan;

of our report dated December 16, 2025, with respect to the financial statements of Limoneira Lewis Community Builders, LLC included in this Annual Report (Form 10-K) of Limoneira Company for the year ended October 31, 2025.

/s/ Ernst & Young LLP

Irvine, California
December 23, 2025